BERLITZ INTERNATIONAL, INC.

                            STOCK OPTION PLAN










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                            TABLE OF CONTENTS

                                                                      PAGE

ARTICLE 1     GENERAL..................................................1
      1.1     Purpose..................................................1
      1.2     Definitions of Certain Terms.............................1
      1.3     Administration...........................................3
      1.4     Persons Eligible for Awards..............................3
      1.5     Types of Awards Under Plan...............................4
      1.6     Shares Available for Awards..............................4
      1.7     Agreements Evidencing Awards.............................4

ARTICLE 2     OPTIONS..................................................5
      2.1     Grant of Options.........................................5
      2.2     Exercisability of Options................................5
      2.3     Method of Exercise.......................................6
      2.4     Default Rules Concerning Termination of Service..........7
      2.5     Term of Options.  .......................................7

ARTICLE 3     MISCELLANEOUS............................................8
      3.1     Amendment of the Plan; Modification of Awards............8
      3.2     Restrictions.............................................8
      3.3     Nontransferability.......................................9
      3.4     Withholding Taxes........................................9
      3.5     Adjustments Upon Changes in Capitalization...............9
      3.6     Right of Discharge Reserved.............................10
      3.7     No Rights as a Stockholder..............................10
      3.8     Nature of Payments......................................10
      3.9     Non-Uniform Determinations..............................11
      3.10    Other Payments or Awards................................11
      3.11    Severability............................................11
      3.12    Section Headings........................................11
      3.13    Effective Date..........................................11
      3.14    Expiration Date.........................................12
      3.15    Governing Law...........................................12




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                       BERLITZ INTERNATIONAL, INC.
                            STOCK OPTION PLAN


                                ARTICLE 1

                                 GENERAL

            1.1   PURPOSE.

            The purpose of this Berlitz International, Inc. Stock Option Plan (the "Plan") is to provide for certain officers, directors and key personnel of Berlitz International, Inc. (the "Company") and certain of its Affiliates an equity-based incentive to maintain and enhance the performance and profitability of the Company. It is the further purpose of this Plan to permit the granting of awards that will constitute qualified performance-based compensation for certain executive officers, as described in section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

            1.2   DEFINITIONS OF CERTAIN TERMS.

                  (a) "Affiliate" means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

                  (b)  "Board" means the Board of Directors of the Company.

                  (c) "Cause" means (i) serious and repeated willful misconduct in respect of a grantee's duties which has resulted in material, economic damages to the Company or any Affiliate, and, to the extent such misconduct is susceptible to being cured, such misconduct continues for thirty days following written notice to the grantee by the Company detailing such misconduct, (ii) the final, unappealable conviction in a court of law of any crime or offense (A) for which the grantee is imprisoned for a term of six months or more or (B) that involves the commission of fraud or theft against, or embezzlement from, the Company or any Affiliate, or (iii) chronic alcoholism or abuse of controlled substances.

                  (d) "Change of Control" means the happening of any of the following:

                          (i)  A change of control of a nature that would be
required to be reported in response to any form or report to the Securities and Exchange Commission or any stock exchange on which any of the Company's equity


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securities are listed that requires the reporting of a change in control of the
Company; or

                         (ii)  A majority of the members of the Board in office
prior to the happening of any event determines in its sole discretion that as a result of such event there has been a Change of Control;

PROVIDED, HOWEVER, that a Change of Control shall not include a Going Private Transaction (as defined below).

                  (e) "Committee" means the Compensation Committee of the Board, as constituted from time to time or such other committee as may be designated by the Board from time to time. Notwithstanding the foregoing, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan; in such event, the term Committee as used herein shall be deemed to mean the Board.

                  (f) "Common Stock" means the shares of common stock of the Company, par value $.10 per share, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolida tion, split-up, combination, exchange of shares or the like.

                  (g)  "Effective Date" shall have the meaning set forth in
Section 3.13 hereof.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (i) "Expiration Date" means the date the Plan expires, as set forth in Section 3.13 hereof.

                  (j) "Fair Market Value" as of any determination date and in respect of any share of Common Stock shall be the mean between the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange on such determination date if shares of Common Stock are then trading on such exchange or if not, then such mean on such other stock exchange on which shares of Common Stock are principally trading on such determination date. If no shares of Common Stock are trading on such determination date, the Fair Market Value shall be determined by reference to the next preceding date on which such shares were trading or shall be determined by the Committee in its sole discretion. In no event shall the fair market value of any share of Common Stock be less than its par value.

                  (k) "Going Private Transaction" means when Benesse Corporation, together with any of its Affiliates, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of


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the Company representing 90 percent or more of the combined voting power of the
Company's then outstanding securities.

                  (l) "Option" means a right to purchase shares from the Company that is granted pursuant to Article 2 of the Plan.

                  (m) "Option Exercise Price" means the amount payable by the grantee to the Company in connection with the exercise of an Option.

            1.3   ADMINISTRATION.

                  (a) The Plan shall be administered by the Committee. It is intended that the members of the Committee shall be (i) "non-employee directors" within the meaning of Rule 16b-3 and (ii) "outside directors" (within the meaning of Code section 162(m)), to the extent Rule 16b-3 and Code section 162(m), respectively, are applicable to the Company. However, the mere fact that a Committee member may fail to qualify as an outside director or non-employee director will not invalidate any award that is otherwise validly made under the Plan.

                  (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

                  (c) The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

                  (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

            1.4   PERSONS ELIGIBLE FOR AWARDS.

            Awards under the Plan may be made to such directors (whether or not employees), officers and other key personnel of the Company or an Affiliate as the Committee shall from time to time in its sole discretion select.

            1.5   TYPES OF AWARDS UNDER PLAN.

            Awards under the Plan will be made in the form of Options. All Options granted pursuant to the Plan shall be "non-qualified" stock options subject to the provisions of Code section 83, and shall not be "incentive stock options" within the meaning of Code section 422, all as more fully set forth in
Article 2.


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            1.6   SHARES AVAILABLE FOR AWARDS.

                  (a) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which Options may be granted under the Plan, shall be the excess of 377,000 shares, over the sum of (i) the number of shares of Common Stock subject to outstanding Options and (ii) the number of shares in respect of which Options have been exercised. In accordance with (and without limitation upon) the preceding sentence, awards may be granted in respect of shares covered by previously-granted awards that have expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise).

                  (b) Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock.

                  (c) Without limiting the generality of the foregoing, the Committee may, with the grantee's consent, cancel any Option under the Plan and issue a new Option in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Option shall satisfy all applicable Plan requirements as of the date such substituted Option is granted. The foregoing is not intended to prevent or limit the Committee's authority to make equitable adjustments to Options upon the occurrence of certain events as herein provided, including without limitation, adjustments pursuant to Section 3.5.

            1.7   AGREEMENTS EVIDENCING AWARDS.

                  (a) Options granted under the Plan shall be evidenced by written agreements. Any such written agreement shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Plan agreements."

                  (b) Each Plan agreement shall set forth the number of shares of Common Stock subject to the Option granted thereby and the Option Exercise Price payable in connection with the Option.

                                ARTICLE 2

                                 OPTIONS

            2.1   GRANT OF OPTIONS.

            The Committee may grant Options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the




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Plan.  In no event may an employee be granted Options with respect to more than
125,000 shares of Common Stock in any one calendar year.

            2.2   EXERCISABILITY OF OPTIONS.

                  (a) GENERAL RULE. Subject to the other provisions of the Plan, each Plan agreement shall set forth the period during which, and the conditions subject to which, the Option evidenced thereby shall be exercisable, as determined by the Committee in its sole discretion.

                  (b) DEFAULT RULE. Unless an applicable Plan agreement otherwise provides and subject to the other provisions of the Plan:

                      (i) no Option shall be exercisable prior to (i) for grants made on the Effective Date, January 1, 1999 and (ii) for all other grants, the third anniversary of the date of grant;

                     (ii) each Option shall become fully (100%) exercisable on
      (i) for grants made on the Effective Date, January 1, 1999 and (ii) for all other grants, the third anniversary of the date of grant; and

                    (iii) each Option shall remain fully exercisable through the day prior to the seventh anniversary of the date of the grant, after which such Option shall terminate and cease to be exercisable.

                  (c) PARTIAL EXERCISE PERMITTED. Unless an applicable Plan agreement otherwise provides, an Option granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such Option shall then be exercisable.

                  (d)  NOTICE OF EXERCISE; EXERCISE DATE.

                          (i) An Option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment of the Option Exercise Price in accordance with Section 2.3(b).

                         (ii) Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, the date of exercise of an Option shall be the date the Company receives such written notice of exercise accompanied by payment of the Option Exercise Price in accordance with Section 2.3.




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                  (e) CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, upon a Change of Control, the Committee may, in its sole discretion:

                          (i) provide that any acquiring or successor corporation will assume the Option, to the extent then outstanding, or substitute an equivalent Option or other benefit of equivalent value;

                         (ii) accelerate the exercisability of all or a portion of any outstanding Option, in which case the Committee may also accelerate the termination date of the Option to a date no earlier than 30 days following the acceleration of exercisability; and/or

                        (iii) provide for a cash payment to the grantee equal to the excess, if any, of the Fair Market Value of the shares covered by the Option on the date of the Change of Control OVER the Option Exercise Price. If a cash payment is made to a grantee pursuant to this Section, the Committee may hold such amounts until the Expiration Date and such amounts will be credited with interest each June 30 and December 31 until paid, at the lesser of (i) an annual rate, compounded daily, for each calendar year equal to the prime rate set by the Federal Reserve Bank of New York on January 1 of that year, or (ii) ten percent (10%) per annum, compounded daily.

            2.3   METHOD OF EXERCISE.

                  (a) TENDER DUE UPON NOTICE OF EXERCISE. Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an Option shall be accompanied by payment of the Option Exercise Price for the shares being purchased, and the grantee shall have no right to receive shares of Common Stock with respect to an Option exercise prior to such payment.

                  (b) MANNER OF PAYMENT. Payment of the Option Exercise Price shall be made in any combination of the following:

                          (i) by certified or official bank check payable to the
Company (or the equivalent thereof acceptable to the Committee); or

                         (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection), which may in the Committee's discretion be deemed conditional; or

                        (iii) by delivery of shares held by the grantee for at least six months (or such other period as the Committee may determine)




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      having a Fair Market Value (determined as of the date of such delivery by the grantee) equal to all or a portion of the Option Exercise Price.

            Subject to such rules as may be established by the Committee, payment may be deemed to be satisfied if the grantee authorizes a broker or selling agent to pay all or a portion of the Exercise Price to the Company by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of shares acquired upon exercise by the grantee.

                   (c) ISSUANCE OF SHARES. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 3.2, deliver to the grantee one or more certificates for the shares of Common Stock purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

            2.4 DEFAULT RULES CONCERNING TERMINATION OF SERVICE. Subject to the other provisions of the Plan, and unless an applicable Plan agreement otherwise provides:

                   (a) GENERAL RULE. All Options granted to an employee which are not exercisable upon termination of service shall immediately terminate and expire upon such termination of service for any reason, except as provided in subpara graph (b) below.

                   (b) TERMINATION DUE TO DEATH, DISABILITY OR TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE. If a grantee's service terminates by reason of his death or disability, or if a grantee's service with the Company is terminated by the Company other than for Cause, the Options granted to such grantee may be exercised in accordance with Section 2.2 hereof, notwithstanding such termination of employment, until the date on which such Options terminate or expire in accordance with the terms of the Plan (other than this Section 2.4) and the Plan agreement.

            2.5 TERM OF OPTIONS. Notwithstanding anything to the contrary herein, no Options shall be exercisable after seven years from the date of grant.









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                                ARTICLE 3

                              MISCELLANEOUS

            3.1   AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS.

                  (a) PLAN AMENDMENTS AND TERMINATION. The Board may, without stockholder approval, amend, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement (including any approval requirement which is a prerequisite for exemptive relief under Rule 16b-3, to the extent Section 16 of the Exchange Act is applicable to the Company and any requirement of any securities exchange on which the Company's shares are listed).

                  (b) MODIFICATION OF AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, provided that unless otherwise provided for herein any such action by the Committee that would impair the rights of any grantee or beneficiary of any outstanding Option shall not be effective without the consent of the affected person.

            3.2   RESTRICTIONS.

                  (a) CONSENT REQUIREMENTS. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Option under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

                  (b) CONSENT DEFINED. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state, local or foreign law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing,



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qualification or registration be made and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate.

                  (c) RESTRICTION ON DISPOSITION. Unless an applicable Plan agreement otherwise provides, a grantee may not sell or otherwise transfer within any thirty-day period more than one-third of the total number of shares subject to any Option granted to such grantee, unless otherwise determined by the Committee.

            3.3   NONTRANSFERABILITY.

            No Option granted to any grantee under the Plan shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any Option granted to the grantee under the Plan shall be exercisable only by him.

            3.4   WITHHOLDING TAXES.

                  (a) Whenever under the Plan shares of Common Stock are to be delivered pursuant to an Option, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever amounts are to be paid in cash under the Plan, the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

                  (b) Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may determine) having a Fair Market Value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

            3.5   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

            If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to Options under the Plan, the number of shares of Common Stock subject to outstanding Options and the Option Exercise Price of outstanding Options shall be appropriately adjusted (as the



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Committee may determine) for any change in the number of issued shares of Common
Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Common Stock, in each case effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

            3.6   RIGHT OF DISCHARGE RESERVED.

            Nothing in the Plan or in any Plan agreement shall confer upon any person the right to continue in the service of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the service of such person.

            3.7   NO RIGHTS AS A STOCKHOLDER.

            No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares subject to an Option until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 3.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

            3.8   NATURE OF PAYMENTS.

                  (a) Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

                  (b) All such awards and payments shall be considered special incentive payments to the grantee and shall not, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any employment or similar agreement between the Company or any Affiliate and the grantee.

                  (c) By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercise of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary



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provision in any written employment or similar contract with the grantee, whether any such contract is executed before or after the grant date of the award.

            3.9   NON-UNIFORM DETERMINATIONS.

            The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan and (b) the terms and provisions of awards under the Plan.

            3.10   OTHER PAYMENTS OR AWARDS.

            Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

            3.11   SEVERABILITY.

            If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan such provision will be stricken as to such jurisdiction, person or Option and the remainder of the Plan shall remain in full force and effect.

            3.12   SECTION HEADINGS.

            The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

            3.13   EFFECTIVE DATE.

                   The Plan is effective as of September 16, 1996 (the "Effective Date"), subject to approval by the holders of a majority of the Company's voting stock and entitled to vote at the first stockholders meeting thereafter. Prior to such stockholder approval, any Options granted under the Plan shall not be exercisable.




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            3.14   EXPIRATION DATE.

            The Plan shall expire on September 15, 2003 (the "Expiration Date") and no Options shall thereafter be granted under the Plan. Any Options granted before the Expiration Date shall continue to be exercisable (pursuant to the terms of the Plan) thereafter.

            3.15   GOVERNING LAW.

            The Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.